Exhibit 21.0



                       Subsidiaries of Patriot Bank Corp.
                       ----------------------------------


         Subsidiary                         Jurisdiction of Organization
         ----------                         ----------------------------

Patriot Bank                                         Pennsylvania

Patriot Investment Company                           Delaware

Marathon Management Company,                         Pennsylvania
Inc.

Patriot Financial Center, Inc.                       Pennsylvania

Patriot Commercial Leasing                           Pennsylvania
Co., Inc.



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